UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of Report (Date of earliest event reported): October 5, 2004

MEDIANEWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	033-75156 (Commission File Number)	76-0425553 (I.R.S. Employer Identification No.)

1560 Broadway, Suite 2100 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 563-6360

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

*	The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 7.01: Regulation FD Disclosure

     Pursuant to Item 7.01 of this current report, MediaNews Group, Inc. (the “Company”) hereby furnishes its leverage and senior leverage ratios (as defined in its Amended and Restated Credit Agreement dated August 31, 2004 between the Company, certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, and the other agents and lenders party thereto) at June 30, 2004.

Consolidated Total Leverage Ratio (Leverage Ratio): 5.2 to 1.0
Consolidated Senior Debt to Consolidated Operating Cash Flow (Senior Leverage Ratio): 1.3 to 1.0

     In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.
Dated: October 5, 2004	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

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